10f-3 REPORT

Smith Barney High Income Fund

February 1, 2005 to July 31, 2005


Issuer: Las Vegas Sands Corp.(due 2015)
Trade Date: 2/3/2005
Selling Dealer: Goldman Sachs
Amount:  4,800,000
Price: 99.09
% Received by Fund: 1.920%
% of Issue (1): 16.000% A

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.

A - Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of 35,200,000.

10f-3 Syndicate Reporting Supplement:
Joint/Lead Manager (s):
Goldman Sachs & Co.

Merrill Lynch & Co.

Co-Manager (s):
Citigroup
JP Morgan Securities
Lehman Brothers
Merrill Lynch & Co.
Scotia Capital Inc.
UBS Financial Services Inc.

Selling Group:
N/A


Issuer: Levi (Floating Rate Note)
Trade Date: 3/7/2005
Selling Dealer: Bank of America
Amount:  1,300,000
Price: 100.00
% Received by Fund: 0.342%
% of Issue (1): 3.684% B

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.
B - Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of 12,700,000.

10f-3 Syndicate Reporting Supplement:
Joint/Lead Manager (s):
Banc of America LLC
Citigroup
Goldman Sachs & Co.
JP Morgan Securities
Scotia Capital Inc.

Co-Manager (s):
Bear Stearns & Co Inc.
Credit Suisse First Boston Corp.

Selling Group:
N/A

Issuer: SunGuard Data Systems Inc. (due 8/15/13)
Trade Date: 7/27/2005
Selling Dealer: Deutsche Bank
Amount:  1,450,000
Price: 100.00
% Received by Fund: 0.091%
% of Issue (1): 1.028% C

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.

C - Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of 15,000,000.

10f-3 Syndicate Reporting Supplement:
Joint/Lead Manager (s):
Deutsche Bank Securities
Citigroup
JP Morgan Securities
Goldman Sachs & Co.
Morgan Stanley
Banc of America Securities LLC

Co-Manager (s):
RBC Capital Markets
BNY Capital Markets, Inc.

Selling Group:
N/A